SECOND AMENDMENT TO
AMENDED AND RESTATED CREDIT AGREEMENT

DOUBLE EAGLE PETROLEUM CO.,
as Borrower,

BOKF, NA dba BANK OF OKLAHOMA
(successor to Bank of Oklahoma, N.A.),
as Administrative Agent and LC Issuer,

KEYBANK NATIONAL ASSOCIATION,
as Documentation Agent,

U.S. BANK NATIONAL ASSOCIATION,
as Syndication Agent,

and CERTAIN FINANCIAL INSTITUTIONS,
as Lenders

March 7, 2011

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of March 7, 2011 by and among DOUBLE EAGLE PETROLEUM CO., a Maryland corporation (“Borrower”), BOKF, NA dba BANK OF OKLAHOMA (successor to Bank of Oklahoma, N.A.), individually and as agent (“Administrative Agent”) and as LC Issuer, and the Lenders party to the Original Credit Agreement defined below (“Lenders”).

W I T N E S S E T H:

WHEREAS, Bank of Oklahoma, N.A. was merged into BOKF, NA, with BOKF, NA being the surviving entity, and with BOKF, NA doing business in the State of Oklahoma and State of Colorado as BOKF, NA DBA Bank of Oklahoma.

WHEREAS, Borrower, Administrative Agent and Lenders entered into that certain Amended and Restated Credit Agreement dated as of February 5, 2010 (as amended, supplemented, or restated prior to the date hereof, the “Original Credit Agreement”), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

WHEREAS, Borrower, Administrative Agent and Lenders desire to amend the Original Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Credit Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS AND REFERENCES

§ 1.1. Terms Defined in the Original Credit Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Credit Agreement shall have the same meanings whenever used in this Amendment.

§ 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.

“Amendment” means this Second Amendment to Credit Agreement.

“Amendment Documents” means this Amendment, the confirmation by Guarantor with respect to this Amendment, a promissory note payable to the order of U.S. Bank National Association in the form of Exhibit A to the Original Credit Agreement, and any other document required to be delivered by Borrower pursuant to Article III hereof.

“Credit Agreement” means the Original Credit Agreement as amended hereby.

ARTICLE II.

AMENDMENTS TO ORIGINAL CREDIT AGREEMENT

§ 2.1. Definitions.

(a) The following definitions in Section 1.1 of the Original Credit Agreement are hereby amended in their entirety to read as follows:

“‘Adjusted Base Rate’ means, on any day, the sum of the Base Rate for such day plus the Base Rate Margin on such day, provided that the Adjusted Base Rate charged by any Person shall never exceed the Highest Lawful Rate.”

“’Adjusted Eurodollar Rate’ means, for any Eurodollar Loan, for any day during any Interest Period therefor, the rate per annum equal to the sum of (i) the Eurodollar Margin for such day plus (ii) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (x) the Eurodollar Rate for such Eurodollar Loan for such Interest Period by (y) 1 minus the Reserve Requirement for such Eurodollar Loan for such Interest Period, provided that no Adjusted Eurodollar Rate charged by any Person shall ever exceed the Highest Lawful Rate. The Adjusted Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Requirement changes.”

(b) The following new definition is hereby added to Section 1.1 of the Original Credit Agreement to read as follows:

“Scheduled Determination Date” means April 1 and October 1 of each year.

§ 2.2. Subsequent Determinations of Borrowing Base. The following new sentence is hereby added at the beginning of subsection (a) of Section 2.9 of the Original Credit Agreement to read as follows:

“(a) Administrative Agent and Lenders shall make each Scheduled Determination on or about the applicable Scheduled Determination Date as set forth below.”

§ 2.3. Borrowing Base Redetermination. Pursuant to Section 2.9(a) of the Original Credit Agreement, Administrative Agent and Lenders have redetermined the Borrowing Base. Accordingly, Administrative Agent and Lenders hereby notify Borrower that the Borrowing Base is $60,000,000 from the date hereof until and including the next date as of which the Borrowing Base is redetermined pursuant to the Credit Agreement, and by its execution hereof, Borrower accepts the foregoing Borrowing Base.

§ 2.4. Addition of New Lender. As of the date hereof, U.S. Bank National Association will be a Lender (“New Lender”) under the Original Credit Agreement. Each Lender which was a party to the Original Credit Agreement, and New Lender hereby agree that it shall have a Commitment in the amount set forth opposite such Lender’s name on the Lenders Schedule under the heading “Commitment/Loan Commitment”. By its execution and delivery of this Amendment, each New Lender hereby assumes all of the rights and obligations of a Lender under the Credit Agreement to the extent of its Commitment.

The New Lender hereby represents and warrants as follows: (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of any consents that may be required under the Credit Agreement), (c) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of its Commitment, shall have the obligations of a Lender thereunder, and (d) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.2 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; and agrees that (1) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (2) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

§ 2.5. Changes in Commitments. Each Lender hereby agrees that its Commitment shall be the amount set forth opposite such Lender’s name on Schedule 4 to this Amendment, which Schedule 4 attached to this Amendment hereby amends in its entirety the Schedule 4 attached to the Original Credit Agreement.

§ 2.6. Allocation. Lenders hereby authorize Administrative Agent and Borrower to request Loans from the Lenders, and to make prepayments of Loans in order to ensure that, upon the effectiveness of this Amendment, the Loans of the Lenders shall be outstanding on a ratable basis in accordance with their respective Percentage Shares as set forth on the Lenders Schedule, as amended hereby, and no such borrowing, prepayment or reduction shall violate any provisions of the Credit Agreement. Lenders hereby confirm that, from and after the effective date of this Amendment, all participations of Lenders in respect of Letters of Credit outstanding under the Credit Agreement shall be based upon the Percentage Shares of the Lenders (after giving effect to this Amendment).

§ 2.7. Syndication Agent. U.S. Bank National Association shall be the Syndication Agent for the Credit Agreement.

ARTICLE III.

CONDITIONS OF EFFECTIVENESS

§ 3.1. Effective Date. This Amendment shall become effective as of the date first above written when and only when:

(a) Amendment Documents. Administrative Agent shall have received duly executed and delivered counterparts of each Amendment Document (i) in form, substance and date satisfactory to Administrative Agent, and (ii) in such numbers as Administrative Agent or its counsel may reasonably request.

(b) Officer’s Certificate. Administrative Agent shall have received a certificate of the secretary of Borrower certifying as of the date of this Amendment (i) that there have been no changes to the organizational documents of Borrower since the Closing Date, (ii) the resolutions of Borrower approving this Amendment, the other Amendment Documents and the related transactions, and (iii) the signature and incumbency certificates of the officers of Borrower.

(c) Fees. Borrower shall have paid all fees and expenses as required by Section 10.4 of the Credit Agreement.

(d) Completion of Proceedings. All partnership, corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be reasonably satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(e) Due Diligence. Administrative Agent and Lenders shall have completed satisfactory due diligence review of the assets, liabilities, business, operations and condition (financial or otherwise) of the Restricted Persons, including, a review of their Oil and Gas Properties covered by the most recently delivered Engineering Report and all legal, financial, accounting, governmental, environmental, tax and regulatory matters, and fiduciary aspects of the proposed financing.

(f) Other Documentation. Administrative Agent shall have received all documents and instruments which Administrative Agent has then reasonably requested, in addition to those described in this Section 3.1. All such additional documents and instruments shall be reasonably satisfactory to Administrative Agent in form, substance and date.

(g) No Default. No event shall have occurred and be continuing that would constitute an Event of Default or a Default.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

§ 4.1. Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

(a) The representations and warranties contained in Article V of the Original Credit Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date.

(b) Borrower is duly authorized to execute and deliver this Amendment and the other Amendment Documents and is and will continue to be duly authorized to borrow monies and to perform its obligations under the Credit Agreement. Borrower has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and the other Amendment Documents and to authorize the performance of the obligations of Borrower hereunder and thereunder.

(c) The execution and delivery by Borrower of this Amendment and the other Amendment Documents, the performance by Borrower of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with any provision of law, statute, rule or regulation or of the articles of incorporation and bylaws of Borrower, or of any material agreement, judgment, license, order or permit applicable to or binding upon Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by Borrower of this Amendment and the other Amendment Documents or to consummate the transactions contemplated hereby and thereby.

(d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and by equitable principles of general application.

(e) The most recent financial statements of Borrower delivered to Lenders pursuant to Section 6(a) and (b) of the Original Credit Agreement fairly present Borrower’s financial position as of the date thereof.

ARTICLE V.

MISCELLANEOUS

§ 5.1. Ratification of Agreements. The Original Credit Agreement as hereby amended is hereby ratified and confirmed in all respects. The Loan Documents, as they may be amended or affected by the various Amendment Documents, are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Credit Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment and the other Amendment Documents shall not, except as expressly provided herein or therein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

§ 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

§ 5.3. Interpretive Provisions. Section 1.4 of the Credit Agreement is incorporated herein by reference herein as if fully set forth.

§ 5.4. Loan Documents. This Amendment is, and each other Amendment Document is, a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto and thereto.

§ 5.5. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of Colorado and any applicable laws of the United States of America in all respects, including construction, validity and performance.

§ 5.6. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment and the other Amendment Documents may be validly executed by facsimile or other electronic transmission.

THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

DOUBLE EAGLE PETROLEUM CO.,
as Borrower

By:/s/ Kurtis Hooley
Kurtis Hooley
Chief Financial Officer

BOKF, NA dba BANK OF OKLAHOMA (successor to Bank of

Oklahoma, N.A.),
as Administrative Agent, LC Issuer and a Lender

By: /s/ Guy C. Evangelista
Guy C. Evangelista
Senior Vice President

KEYBANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ Todd Coker
Todd Coker
Vice President

U.S. BANK NATIONAL ASSOCIATION,

as a Lender

By: /s/ Heather W. Kiely
Name: Heather W. Kiely
Title: Vice President

SCHEDULE 4

LENDERS SCHEDULE

			Amount equal to
	Commitment/		Percentage Share of
	Loan Commitment	Percentage Share	Borrowing Base

Domestic Lending Office:

Bank of Oklahoma, N.A.	$37,500,000.00	50.0000%	$30,000,000

Address

1675 Broadway Suite 1650 Denver, CO 80202

Tel: 303/864-7347

Fax: 303/864-7349

Eurodollar Lending Office:

Same.

Domestic Lending Office:

KeyBank National Association	25,000,000.00	33.3333%	$20,000,000

Address

8115 Preston Road Suite 500 Preston Common East Tower Dallas, TX 75225

Tel: 214/414-2613

Fax: 214/414-2610

Eurodollar Lending Office

Same.

Domestic Lending Office:

U.S. Bank National Association	12,500,000.00	16.6667%	$10,000,000

Address

950 17th Street, 8th Floor Denver, CO 80202

Tel: 303/585-4201

Fax: 303/585-4362

Eurodollar Lending Office

Same.

Total	$75,000,000	100%	$60,000,000

CONSENT AND AGREEMENT

Each undersigned Guarantor hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms its Guaranty each dated as of February 5, 2010 made by it for the benefit of Administrative Agent and Lenders executed pursuant to the Credit Agreement and the other Loan Documents, (iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that its Guaranty and such other Loan Documents shall remain in full force and effect.

EASTERN WASHAKIE MIDSTREAM, LLC

By: /s/ Kurtis Hooley
Kurtis Hooley
Chief Financial Officer

PETROSEARCH ENERGY CORPORATION

By:/s/ Kurtis Hooley
Kurtis Hooley
Chief Financial Officer